UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 2, 1999


                      JLG INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

                 Commission file number:  0-8454

           PENNSYLVANIA                       25-1199382
         (State or other                   (I.R.S. Employer
         jurisdiction of                  Identification No.)
         incorporation or
          organization)

           1 JLG Drive,                       17233-9533
        McConnellsburg, PA
      (Address of principal                   (Zip Code)
        executive offices)


       Registrant's telephone number, including area code:
                         (7l7) 485-5161


                         Not Applicable
  (Former name of former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     (a) On June 18, 1999, the Company completed the merger if its wholly owned subsidiary with and into Gradall Industries, Inc. Following its tender offer, the Company acquired 100% or 9,761,042 voting common shares of Gradall for $20.00 per share. Validly tendered shares will be purchased in accordance with the terms of the tender offer. Any shares of Gradall common stock not tendered in the tender offer will be converted into the right to receive $20.00 per share in cash. The acquisition was financed by the proceeds from the revolving credit facility described in
     Item 5 (a) below.

      (b) Gradall is a leading manufacturer of rough-terrain, variable-reach material handlers and telescoping hydraulic excavators used in infrastructure, residential, non-residential and institutional construction and is one of the industry's most recognized brand names.

Item 5.   Other Events

     (a) The Company entered into a Credit Agreement dated June 18, 1999 (the "Credit Agreement") by and among the Company certain of its subsidiaries, and certain financial institutions named therein. The Credit Agreement provides for a five year revolving credit facility, with an aggregate commitment of $250 million. The Credit Agreement commitment is available for the costs of the acquisition, repaying pre-acquisition indebtedness and working capital and general corporate purposes.

     Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company's option, either LIBOR plus a margin ranging from 0.55% to 1.125%, depending on the Company's ratio of funded debt to EBITA, or the greater of prime rate or federal funds rate plus .50%. The Company is also required to pay an underwriting fee of .75% of the commitment and an annual administrative fee of $35,000 to First Union, and a facility fee ranging from .20% to .275%, depending on the Company's ratio of funded debt to EBITA. The Credit Agreement contains customary affirmative and negative covenants, including financial covenants requiring the maintenance of specific consolidated interest coverage and leverage ratios and a minimum consolidated net worth.

     (b) On June 15, 1999, the Company modified its credit agreement with The First National Bank of Maryland to reduce the maximum borrowing amount from $40 million to $20 million.

Item 7.   Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

          Audited financial statements of Gradall will be filed with the Securities and Exchange Commission as an amendment to this Report on or about August 30, 1999.

     (b) Pro Forma Financial Information

          Pro forma financial information will be filed with the Securities and Exchange Commission as an amendment to this Report on or about August 30, 1999.

     (c) Exhibits:

          10.1 Agreement and Plan of Merger dated as of May 10, 1999, among Gradall Industries, Inc., the Company and JLG Acquisition Corp. (incorporated by reference to Exhibit (c)(1) to the Company's Report on Form 14D-1 filed on May 14, 1999.)

          10.2 Credit Agreement dated June 18, 1999 among the
          Company and First Union National Bank (to be filed with the Securities and Exchange Commission as an amendment to this Report.)

          99.1 Text of Joint Press Release issued by the Company and Gradall Industries, Inc. dated May 11, 1999
          (incorporated by reference to Exhibit 99 to the Company's Current Report on Form 8-K dated May 13, 1999 and filed on May 14, 1999.)

          99.2      Text of the Company's press release dated
          June 15, 1999

          99.3 Text of the Company's press release dated June 21,
          1999

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 JLG INDUSTRIES, INC.
                                 (Registrant)



Date: July 2, 1999               /s/ Charles H. Diller,
                                 Jr.
                                 Charles H. Diller, Jr.
                                 Executive Vice President
                                 and
                                 Chief Financial Officer